Exhibit 4.18
EXECUTION VERSION
SUPPLEMENTAL AGREEMENT TO
AMENDED AND RESTATED TRUST AGREEMENT OF
NATIONAL CITY CREDIT CARD MASTER NOTE TRUST
October 26, 2010
     This Supplemental Agreement to the Amended and Restated Trust Agreement (this “Agreement”) is made as of October 26, 2010 (the “Agreement Date”), by and between PNC BANK, N.A., a national banking association (“PNC”) as successor to National City Bank, as Transferor and Beneficiary, and WILMINGTON TRUST COMPANY, a Delaware banking corporation, as Owner Trustee (the “Owner Trustee”).
Recitals:
     WHEREAS National City Bank, as the original Beneficiary and Transferor (“National City”) and the Owner Trustee entered into an Amended and Restated Trust Agreement, dated as of August 23, 2005 (as amended and supplemented through the date hereof and as the same may be further amended, supplemented or otherwise modified and in effect from time to time, the “Trust Agreement”);
     WHEREAS, National City was merged with and into PNC, under the charter of PNC as approved by the Office of the Comptroller of the Currency on November 7, 2009 (the “Merger Date”);
     WHEREAS, on the Merger Date, PNC assumed, as a matter of law, the rights and obligations of the Transferor under the Trust Agreement; and
     WHEREAS, PNC and the Owner Trustee desire to confirm PNC’s assumption of National City’s obligations and rights as Transferor under the Trust Agreement.
     NOW THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:
     1. Defined Terms. Capitalized terms used and not defined herein shall have the meaning ascribed to them in the Trust Agreement.
     2. Assumption of Obligations. Effective as of the Merger Date, PNC has assumed the performance of every covenant and obligation, and all of the rights, of the Transferor under the Trust Agreement.
     3. Effective Date. As of the Agreement Date the following conditions have been satisfied:
a.	counterparts of this Agreement have been duly executed by each of the parties to this Agreement, and

b.	each of the conditions precedent described in Section 2.18 of the Trust Agreement has been satisfied.
     4. Effect of Agreement; Ratification.
a.	On and after the Agreement Date, this Agreement shall be a part of the Trust Agreement and each reference in the Trust Agreement to “this Agreement” or “hereof,” “hereunder” or words of like import, and each reference in any other Transaction Document to the Trust Agreement shall mean and be a reference to the Trust Agreement as supplemented hereby.

b.	Except as expressly amended hereby, the Trust Agreement shall remain in full force and effect and is hereby ratified and confirmed by the parties hereto.
     5. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAWS PROVISIONS.
     6. Counterparts. This Agreement may be executed in any number of counterparts, and by the parties hereto on separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement.
     7. Trustee Disclaimer. The Owner Trustee shall not be responsible for the validity or sufficiency of this Agreement, nor for the recitals contained herein.
     8. Instruction to the Owner Trustee. Pursuant to Section 5.01(a) of the Trust Agreement, the Beneficiary instructs the Owner Trustee to execute this Agreement.

          IN WITNESS WHEREOF, the Transferor and the Owner Trustee have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

PNC BANK, N.A., as Transferor and Beneficiary
By:	/s/ Andrew Widner
	Name:	Andrew Widner
	Title:	V. P. & CFO Credit Card PNC

WILMINGTON TRUST COMPANY, as Owner Trustee
By:
Name:
Title:

          IN WITNESS WHEREOF, the Transferor and the Owner Trustee have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

PNC BANK, N.A., as Transferor and Beneficiary
By:
Name:
Title:

WILMINGTON TRUST COMPANY, as Owner Trustee
By:	/s/ Adam B. Scozzafava
	Name:	Adam B. Scozzafava
	Title:	Financial Services Officer